SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 16, 2002
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6028 (Commission File Number)	35-1140070 (IRS Employer Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES

All of the information in this Form 8-K is being furnished pursuant to Item 9 of Form 8-K. In accordance with General Instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Moreover, the information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 9. Regulation FD Disclosure

Lincoln National Corporation
Additional Information Regarding “Reversion-to-the-Mean” Assumption

In LNC’s Management’s Discussion and Analysis on Form 10-Q for June 30, 2002, LNC discussed the use of a “reversion-to-the-mean” assumption in the determination of the deferred acquisition costs (“DAC”) asset and related cumulative pre-tax amortization and reserves for guaranteed minimum death benefits (“GMDB”) in its Retirement segment. Investors have asked what the effect of this methodology is on the DAC asset and GMDB reserve. In order for users to better understand the effect of using reversion-to-the-mean methodology, the following information is provided. At June 30, 2002, Lincoln Retirement’s DAC asset included $37 million attributable to the use of this methodology. The amount attributable to the reversion-to-the-mean represents approximately 4% of Lincoln Retirement’s DAC asset at June 30, 2002.

     The use of net equity growth rates which are consistent with those used in the DAC amortization process lessens the impact of the equity markets on LNC’s reserves for GMDB by $14 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION By: /s/ Richard C. Vaughan Name: Richard C. Vaughan Title: Executive Vice President and Chief Financial Officer

     Date: August 16, 2002